Draft of March 12, 1996


                                             3,050,000 Shares

                                            CONMED CORPORATION

                                               Common Stock

                                          UNDERWRITING AGREEMENT

                                                                 March 14, 1996

SMITH BARNEY INC.
NEEDHAM & COMPANY, INC.
UBS SECURITIES LLC
         As Representatives of the Several Underwriters

c/o SMITH BARNEY INC.
         338 Greenwich Street
         New York, NY 10013

Dear Sirs:

                  CONMED Corporation, a New York corporation (the "Company"), proposes to issue and sell an aggregate of [2,200,000] shares of its common stock, par value $.01 per share, to the several Underwriters named in Schedule II hereto (the "Underwriters"), and the persons named in Schedule I hereto as selling stockholders (the "Selling Stockholders") propose to sell to the several Underwriters an aggregate of [850,000] shares of the Company's common stock, par value $.01 per share. The Company's common stock, par value $.01 per share, is hereinafter referred to as the "Common Stock," and the [2,200,000] shares of Common Stock to be issued and sold to the Underwriters by the Company and the [850,000] shares of Common Stock to be sold to the Underwriters by the Selling Stockholders are hereinafter referred to as the "Firm Shares." In addition, solely for the purpose of covering over-allotments, the Company proposes to sell to the several Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an aggregate of 457,500 additional shares of Common Stock (the "Additional Shares"). The Firm Shares and the Additional Common Shares are hereinafter collectively referred to as the "Shares." The Company and the Selling Stockholders are hereinafter sometimes referred to as the "Sellers."

                  The Company and the Selling Stockholders wish to confirm as follows their respective agreements with you (the "Representatives") and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the Underwriters.


                  1.  Registration  Statement  and  Prospectus.  The Company has
prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (File No. 33-65287) under the Act (the "registration statement"), including a prospectus subject to completion relating to the Shares. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, or, if the registration statement became effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement, and includes the information (if any) deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. If an additional registration statement is prepared and filed with the Commission in accordance with Rule 462(b) under the Act (an "Additional Registration Statement"), the term Registration Statement as used in this Agreement includes the Additional Registration Statement. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Prepricing Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the registration statement at the time of the initial filing of the registration statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus. Any reference herein to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the registration statement, the Registration Statement, such Prepricing Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") and deemed incorporated by reference pursuant to Item 12 of Form S-3 under the Act. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, any Prepricing Prospectus, the Prospectus or any amendment or supplement thereto.


                  2. Agreements to Sell and Purchase. Subject to such adjustments as you may determine to avoid fractional shares, the Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_____ per share (the "purchase price per share"), that number of Firm Shares which bears the same proportion to the aggregate number of Firm Shares to be issued and sold by the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Sellers.

                  Subject to such adjustments as you may determine to avoid fractional shares, each Selling Stockholder agrees, subject to all the terms and conditions set forth herein, to sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees to purchase from each Selling Stockholder at the purchase price per share that number of Firm Shares which bears the same proportion to the number of Firm Shares set forth opposite the name of such Selling Stockholder in Schedule I hereto as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Sellers.

                  The Company also agrees, subject to the applicable terms and conditions set forth herein, to issue and sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to the applicable terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company, at the purchase price per share, pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 457,500 Additional Shares solely to cover over-allotments. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the aggregate number of Additional Shares to be issued and sold by the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto (or such number of Firm Shares increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares to be sold by the Sellers.

                  The options (the "Options") exercisable for the Shares that Eugene R. Corasanti agrees to sell pursuant to this Agreement have been placed in custody with Registrar and Transfer Company (the "Custodian") for delivery under this Agreement pursuant to a Custody Agreement and Power of Attorney (the "Custody Agreement") executed by Eugene R. Corasanti appointing Joseph J. Corasanti, as agent and attorney-in-fact (the "Attorney-in-Fact"). Eugene R. Corasanti agrees that (i) the Shares represented by the Options exercisable for such Shares, held in custody pursuant to the Custody Agreement are subject to the interests of the Underwriters, the Company and Zimmer, Inc. ("Zimmer"), (ii) the arrangements made by Eugene R. Corasanti for such custody are, except as specifically provided in the Custody Agreement, irrevocable and (iii) subject to the applicable terms of the agreements governing the Options, the obligations of Eugene R. Corasanti hereunder and under the Custody Agreement shall not be terminated by any act of Eugene R. Corasanti or by operation of law, whether by the death or incapacity of Eugene R. Corasanti or the occurrence of any other event. If Eugene R. Corasanti shall die or be incapacitated or if any other event shall occur before the delivery of the Shares hereunder, subject to the applicable terms of the agreements governing the Options, certificates for the Shares to be held hereunder for Eugene R. Corasanti shall be delivered to the Underwriters by the Attorney-in-Fact in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death or incapacity or other event had not occurred, regardless of whether or not the Attorney-in-Fact or any Underwriter shall have received notice of such death, incapacity or other event. The Attorney-in-Fact represents that he or she is authorized, on behalf of Eugene R. Corasanti, to execute this Agreement and any other documents necessary or desirable in connection with the exercise of the Options deposited under the Custody Agreement and the sale of the Shares to be sold hereunder by Eugene R. Corasanti, to provide for the payment to the Company of the exercise price in respect of any Shares issued upon the exercise of the Options deposited under the Custody Agreement, to make delivery of the certificates for such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom any expenses or withholding taxes to be borne by Eugene R. Corasanti in connection with the sale and public offering of such Shares, to distribute the balance thereof to Eugene R. Corasanti, and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement. The Attorney-in-Fact agrees to perform his duties under the Custody Agreement.

                  Zimmer hereby agrees (i) to duly exercise the Zimmer Warrant (as defined in the Prospectus) and to deliver, or cause to be delivered, to the Underwriters on the Closing Date (as hereinafter defined), against payment therefor as herein contemplated, certificates for the Shares to be sold by Zimmer hereunder and (ii) to pay, or cause to be paid, the exercise price under the Zimmer Warrant to the Company out of the proceeds of the sale of such Shares to the Underwriters hereunder.

                  3. Terms of Public Offering. The Sellers have been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.
                  4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of and payment for the Firm Shares shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, at 10:00 A.M., New York City time, on ________, 1996 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement among you, the Company, Zimmer and the Attorney-in-Fact.

                  Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of a written notice from you on behalf of the Underwriters to the Company of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Additional Shares may be varied by agreement among you and the Company.

                  Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request by written notice, it being understood that a facsimile transmission shall be deemed written notice, prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by wire transfers payable to the order of the Company and the Selling Stockholders (after giving effect to the reduction for payment of the exercise price of the Options and the Zimmer Warrant, which shall be deducted from the purchase price and remitted by wire transfer to the Company), as the case may be.

                  5. Agreements of the Company. The Company agrees with the several Underwriters as follows:

                  (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as practicable and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

                  (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for an amendment of or a supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, properties, net worth or results of operations, or of the happening of any event which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the
necessity  to  amend  or  supplement   the

Prospectus (as then amended or supplemented) to comply with the Act or any other applicable law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

                  (c) The Company will furnish to you, without charge such number of copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits and Incorporated Documents thereto as you may reasonably request.

                  (d) The Company will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised or (ii) so long as, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, document or report which upon filing becomes an Incorporated Document, without delivering a copy of such information, document or report to you, as Representatives of the Underwriters, prior to or concurrently with such filing.

                  (e) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

                  (f) As soon after the execution and delivery of this Agreement as practicable and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus, or to file under the Exchange Act any document which upon filing becomes an Incorporated Document, to comply with the Act, the Exchange Act or any other applicable law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto, and will expeditiously furnish to the Underwriters and dealers upon their request a reasonable number of copies thereof. In the event that the Company and you, as Representatives of the several Underwriters, agree that the Prospectus should be amended or supplemented, or that a document should be filed under the Exchange Act which upon filing becomes an Incorporated Document, the Company, if reasonably requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement or such document.

                  (g) The Company will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the

Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

                  (h) The Company will make generally available to its security holders a consolidated earning statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as reasonably practicable after the end of such period, which consolidated earning statement shall satisfy the provisions of Section 11(a) of the Act.

                  (i) During the period of five years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as you may reasonably request.

                  (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 12 hereof or by notice given by you terminating this Agreement pursuant to Section 12 or Section 13 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company or the Selling Stockholders to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all out-of-pocket expenses (including reasonable fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

                  (k) The Company will apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth under the caption "Use of Proceeds" in the Prospectus.

                  (l) If Rule 430A of the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you as to such filing.

                  (m) Except as provided in this Agreement, the Company will not sell, offer for sale, contract to sell or otherwise dispose of any Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock), or grant any options or warrants to purchase Common Stock, for a period of 120 days after the date of the Prospectus, without the prior written consent of Smith Barney Inc., except that the Company may issue (i) stock options pursuant to its existing stock option plans or the stock option plan as it is proposed to be amended at the Company's 1996 Annual Meeting of Shareholders, shares pursuant to Eugene R. Corasanti's Options and the Zimmer Warrant and shares under registration statements on Form S-4 or S-8 and (ii) shares in private placement transactions exempt from the registration requirements of the Act so long as the transferee thereof agrees to be subject to the same restrictions.

                  (n) The Company has furnished or will furnish to you "lock-up" letters, in form and substance reasonably satisfactory to you, signed by each of its current directors and officers designated by you.

                  (o) Except as stated in this Agreement or in the Prepricing Prospectus or Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                  6. Agreements of the Selling Stockholders. Each of the Selling Stockholders agrees with the several Underwriters as follows:

                  (a) Such Selling Stockholder will cooperate to the extent reasonably necessary to cause the registration statement or any post-effective amendment thereto to become effective at the earliest practicable time and will do or perform all things reasonably required to be done or performed by such Selling Stockholder prior to the Closing Date to satisfy all applicable conditions precedent to the delivery of the Shares being sold by such Selling Stockholder pursuant to this Agreement.

                  (b) Such Selling Stockholder will pay all Federal and other taxes, if any, on the transfer or sale of the Shares being sold by the Selling Stockholder to the Underwriters.

                  (c) Except as provided in this Agreement, such Selling Stockholder will not sell, offer for sale, contract to sell or otherwise dispose of any Common Stock (or any securities convertible into or exercisable or exchangeable for Common Stock), or grant any options or warrants to purchase Common Stock, for a period of 120 days after the date of the Prospectus, except that Zimmer may exercise the Zimmer Warrant and Eugene R. Corasanti may transfer shares pursuant to bona fide gifts to persons who agree with Smith Barney Inc. in writing to be subject to the same restrictions and exercise stock options granted under the Company's stock option plans for the Shares to be sold by such Selling Stockholder hereunder, without the prior written consent of Smith Barney Inc.

                  (d) Except as stated in this Agreement or in the Prepricing Prospectus or Prospectus, such Selling Stockholder will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                  (e) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, within the period of time referred to in Section 5(f) hereof, of any change in information relating to such Selling Stockholder which comes to the attention of such Selling Stockholder that makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented, if amended or supplemented) in light of the circumstances in which it was made, untrue in any material respect or that the Registration Statement or Prospectus (as then amended or supplemented, if amended or supplemented) omits or may omit to state a material fact or a fact necessary to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented, if amended or supplemented) in order to comply with the Act or any other applicable law.

                  7. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

                  (a) Each Prepricing Prospectus included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of any Prepricing Prospectus.

                  (b) The Company meets the requirements for use of Form S-3 under the Act. The registration statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and did not or will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the registration statement or the prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein or information furnished to the Company in writing by or on behalf of any Selling Stockholder for use therein.

                  (c) The Incorporated Documents heretofore filed were filed in a timely manner and, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further Incorporated Documents will, when so filed, be filed in a timely manner and conform in all material respects with the requirements of the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that this representation and warranty does not apply to statements in or omissions made in reliance upon and conformity with information furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein or information furnished to the Company in writing by or on behalf of any Selling Stockholder for use therein.

                  (d) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights and were issued and sold in compliance with all applicable federal and state securities laws; the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms in all material respects to the description thereof in the Registration Statement and the Prospectus.

                  (e) Upon delivery of the Shares pursuant to this Agreement and payment therefor as contemplated herein, the Underwriters (assuming that they are purchasing the shares for value in good faith and without notice of adverse claim within the meaning of the New York Uniform Commercial Code) will acquire good title to the shares to be issued and sold by the Company free and clear of any lien, claim, security interest, other encumbrance or restriction on transfer or other defect in title (other than any claim on or to the Shares that the Underwriters may have under this Agreement or that may attach to the Shares at the time of delivery and payment as a result of any contract, agreement, note, bond, judgment or other restriction, instrument or obligation to which the several Underwriters may be a party or by which any of them or any of their properties or assets may be bound).

                  (f) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York with all requisite corporate power and authority to own or hold its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such qualification, except where the failure so to qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined), taken as a whole (a "Material Adverse Effect").

                  (g) The Company's significant  subsidiaries (as defined in the
Act), are Aspen Laboratories, Inc. ("Aspen"), CONMED Andover Medical, Inc. ("CONMED Andover"), Birtcher Medical Systems, Inc. ("Birtcher") and N D M, Inc. ("NDM") and are referred to herein individually as a "Subsidiary" and collectively as the "Subsidiaries". Each Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with all requisite corporate power and authority to own or hold its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such qualification, except where the failure so to qualify does not have a Material Adverse Effect. All the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable (by, in the case of a subsidiary that is a New York corporation, such Subsidiary), and are wholly-owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except (i) as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto) and (ii) the lien in favor of the banks named in the Company's Credit Agreement-Term Loan Facility, dated as of December 29, 1995, among the Company, the Banks signatory thereto and The Chase Manhattan Bank, N.A., as agent, and the Company's Credit Agreement-Revolving Facility, dated as of December 29, 1995, among the Company, the Banks signatory thereto and The Chase Manhattan Bank, N.A., as agent (collectively the "Credit Agreement").

                  (h) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required by the Act or the Exchange Act, and all such instruments are in full force and effect and are binding on the parties thereto, except where the failure of such instruments to be binding would not have a Material Adverse Effect. The descriptions of the terms of any such contracts or documents contained in the Registration Statement or the Prospectus are complete and correct in all material respects. Neither the Company nor any Subsidiary is involved in any strike or labor dispute with any group of employees, and no such strike or dispute is, to the knowledge of the Company, threatened.

                  (i) Neither the Company nor any Subsidiary is (i) in violation of its certificate of incorporation or by-laws, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, except for such violations that would not have a Material Adverse Effect, or (ii) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them or any of their respective properties may be bound, except for such defaults that would not have a Material Adverse Effect, and no event has occurred, and no condition or state of facts exists of which the Company is aware, which, with the passage of time or the giving of notice or both, would constitute such a material default.

                  (j) Neither the issuance, offer, sale or delivery of the Shares, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and the Exchange Act and compliance with the state securities or Blue Sky laws and the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD"), all of which have been or will be effected in accordance with this Agreement), or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except for such breaches, conflicts or defaults that would not have a Material Adverse Effect, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, except for such violations that would not have a Material Adverse Effect and except as enforcement of rights to indemnity and contribution under this Agreement may be limited by Federal or state securities laws or principles of public policy, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, except for such liens, charges or encumbrances that would not have a Material Adverse Effect.

                  (k) Price Waterhouse LLP, Arthur Andersen LLP, Ernst & Young LLP and Mansperger Patterson & McMullin, CPA's, the accountants who have certified or shall certify the financial statements filed or to be filed as a part of or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent accountants as defined in the Act.

                  (l) The historical financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), comply as to form in all material respects with the requirements of the Act and the Exchange Act and present fairly the consolidated financial position, results of operations and cash flows of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the pro forma financial information included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) has been prepared in accordance with the applicable published rules and regulations of the Commission with respect to pro forma financial information and the assumptions used in preparing such information are reasonable; and the other financial and statistical information and data relating to the Company included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are in all material respects fairly presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.

                  (m) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement; the execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company (assuming that this Agreement is valid and legally binding on the other parties hereto), enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

                  (n) Except as disclosed in the Registration  Statement and the
Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term or long-term debt of the Company or any of its Subsidiaries, or any material adverse change in the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole.

                  (o) Each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Prospectus as being owned by it except for (i) such property sold or otherwise disposed of in the ordinary course of business after the date of the Company's financial statements and (ii) such property the failure of which to own would not have a Material Adverse Effect, free and clear of all liens, claims, security interests or other encumbrances except such (I) as are described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement or an Incorporated Document, (II) liens, claims, security interests or other encumbrances the existence of which would not have a Material Adverse Effect and (III) the lien in favor of the banks named in the Credit Agreement, and all the material property described in the Prospectus as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases, except where the failure of such leases to be binding would not have a Material Adverse Effect.

                  (p) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act.

                  (q) Each of the Company and the Subsidiaries owns or possesses and is operating in compliance in all material respects with the terms, provisions and conditions of all necessary licenses, certificates and permits from governmental or regulatory authorities that are material to the conduct of its business as described in the Prospectus; except as described in the Prospectus, there is no proceeding pending or, to the knowledge of the Company, threatened and there is no event that has occurred that may cause or allow, or after notice or lapsed time would cause or allow, any such license, certificate or permit to be revoked, withdrawn, cancelled, suspended or not renewed or that would result in any other material impairment of the rights of the holder of such license, certificate or permit other than a revocation, withdrawal, cancellation, suspension or nonrenewal that would not have a Material Adverse Effect, and each of the Company and the Subsidiaries is conducting its business in compliance in all material respects with all laws, rules and regulations applicable thereto, the violation of which would have a Material Adverse Effect.

                  (r) The Company maintains a system of internal accounting controls meeting in all material respects the requirements of Section 13(b)(2) of the Exchange Act.

                  (s) Each of the Company and the Subsidiaries have filed all Federal, state and foreign income tax returns required to be filed by it, and neither the Company nor any Subsidiary is in default in the payment of any material taxes which were payable pursuant to said returns or any material assessments with respect thereto.

                  (t) Except as set forth in the Prospectus under the caption "Description of Capital Stock" no person has any right to require registration of Common Stock or any other security of the Company because of the filing of the registration statement or the consummation of the transactions contemplated by this Agreement or otherwise. Except as described in or contemplated by the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company. Except as contemplated hereby, no person has the right, contractual or otherwise, to cause the Company to permit such person to underwrite the sale of any of the Shares.

                  (u) The Company owns or has obtained licenses for the patents, trademarks, trademark registrations, service marks, service marks registrations, trade names and copyrights described in the Prospectus as being owned or used by or licensed to it and necessary for the conduct of business as presently conducted (collectively, the "Intellectual Property"). Except as set forth in the Prospectus, (i) there are no rights of third parties to any Intellectual Property described in the Prospectus as being owned by or licensed to the Company and that is necessary for the conduct of its business as presently conducted the exercise of which would have a Material Adverse Effect; (ii) there is no infringement by third parties of any such Intellectual Property that would have a Material Adverse Effect; (iii) there is no pending or, to the Company's best knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to such Intellectual Property the resolution of which would have a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim;
(iv) there is no pending or, to the Company's best knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of such Intellectual Property the resolution of which would have a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the Company's best knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others the resolution of which would have a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (vi) to the Company's best knowledge there is no patent or patent application which contains claims that dominate or may dominate any Intellectual Property described in the Prospectus as being owned or licensed by the Company and that is necessary for the conduct of its business the resolution of which would have a Material Adverse Effect, or that interferes with the issued or pending claims of any such Intellectual Property, the resolution of which would have a Material Adverse Effect; and (vii) there is no prior art of which the Company is aware that may render any patent held by the Company invalid or any patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office, except for any invalidity or unpatentability that as would not have a Material Adverse Effect.

                  (v) Neither the Company nor any of the Subsidiaries is, nor will the Company or any of the Subsidiaries become, upon the sale of the Shares to be issued and sold in accordance herewith and upon application of the net proceeds to the Company from such sale as described in the Prospectus under the caption "Use of Proceeds," an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (w) Except as described in the Prospectus, the property, assets and operations of each of the Company and the Subsidiaries comply in all material respects with all applicable United States federal, state or local laws, rules, orders, or regulations relating to environmental matters (the "Environmental Laws"), except to the extent that failure to comply with such Environmental Laws would not have a Material Adverse Effect. Except as described in the Prospectus, none of the Company's nor any of the Subsidiaries' property, assets or operations is the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release of any substance regulated by, or form the basis of liability under, any Environmental Laws (a "Hazardous Material") into the environment the violation of which would have a Material Adverse Effect or is in contravention of any federal, state, local or foreign law, order or regulation the violation of which would have a Material Adverse Effect. Except as described in the Prospectus, neither the Company nor any of the Subsidiaries has received any notice or claim, nor are there pending threatened or reasonably anticipated lawsuits against it with respect to violations of an Environmental Law or in connection with the release of any Hazardous Material into the environment the resolution of which would have a Material Adverse Effect. Except as described in the Prospectus, neither the Company nor any of the Subsidiaries has any material contingent liability in connection with any release of Hazardous Material into the environment.

                  (x) The Company and the Subsidiaries maintain insurance of the types and in amounts generally deemed adequate for its business as presently conducted and as are customary in the business in which they are engaged, all of which insurance is in full force and effect.

                  (y) The Company is in compliance with all provisions of Florida Statutes ss.517.075 and the regulations thereunder, relating to issuers doing business with Cuba.

                  8. Representations and Warranties of the Selling Stockholders. Eugene R. Corasanti and Zimmer each represents and warrants, severally and not jointly, to each Underwriter as to such Selling Stockholder that:

                  (a) Such Selling Stockholder now has or has the right to acquire, and on the Closing Date and will have, valid and marketable title to the Shares to be sold by such Selling Stockholder, free and clear of any lien, claim, security interest other encumbrance or any restriction on transfer or defect in title (subject to the provisions of the applicable stock option agreement or the Zimmer

Warrant and other than any claim on or to the Shares that the Underwriters may have under this Agreement or that may attach to the Shares at the time of delivery and payment as a result of any contract, agreement, note, bond, judgment or other restriction, instrument or obligation to which the several Underwriters may be a party or by which any of them or any of their properties or assets may be bound).

                  (b) Such Selling Stockholder now has, and on the Closing Date will have, full legal right, power and authorization, and any approval required by law (except such as may be required for the registration of the Shares under the Act and the Exchange Act and compliance with the state securities or Blue Sky laws or the clearance of the offering with the NASD), to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided in this Agreement (subject to the provisions of the applicable stock option agreement or the Zimmer Warrant), and upon delivery of and payment for such Shares hereunder, the several Underwriters (assuming that they are purchasing the Shares for value in good faith without notice of adverse claim within the meaning of the New York Uniform Commercial Code) will acquire valid and marketable title to such Shares free and clear of any lien, claim, security interest or other encumbrance or restriction on transfer or defect in title (other than any claim on or to the Shares that the Underwriters may have under this Agreement or that may attach to the Shares at the time of delivery and payment as a result of any contract, agreement, note, bond, judgment or other restriction, instrument or obligation to which the several Underwriters may be a party or by which any of them or any of their properties or assets may be bound).

                  (c) Such Selling Stockholder has the requisite power and authority to enter into this Agreement and, in the case of Eugene R. Corasanti, the Custody Agreement. This Agreement and, in the case of Eugene R. Corasanti, the Custody Agreement have each been duly and validly authorized, executed and delivered by or on behalf of such Selling Stockholder and are valid and binding agreements of such Selling Stockholder (assuming that this Agreement is valid and legally binding on the other parties hereto), enforceable against such Selling Stockholder in accordance with their respective terms, except as rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy and subject to the qualification that such Selling Stockholder's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles.

                  (d) Neither the execution and delivery of this Agreement or, in the case of Eugene R. Corasanti, the Custody Agreement by or on behalf of such Selling Stockholder nor the consummation of the transactions herein or therein contemplated by or on behalf of such Selling Stockholder requires any consent, approval, authorization or order of, or filing or registration with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and the Exchange Act and compliance with the state securities or Blue Sky laws or the clearance of the offering with the NASD) or conflicts or will conflict with or constitutes or will constitute a breach of, or default under, or violates or will violate, the certificate of incorporation or by-laws or other organizational documents, if any, of such Selling Stockholder or any material agreement, indenture or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is or may be bound or to which any of such Selling Stockholder's material property or assets is subject, or any material statute, law, rule, regulation, ruling, judgment, injunction, order or decree applicable to such Selling Stockholder or to any material property or assets of such Selling Stockholder.

                  (e) Such Selling Stockholder has reviewed the parts of the Registration Statement and the Prospectus that relate to such Selling Stockholder, and such parts do not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Such Selling Stockholder does not have any actual knowledge that the Registration Statement or the Prospectus (or any amendment or supplement thereto), including the Incorporated

Documents, contains any untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                  (f)  The   representations  and  warranties  of  such  Selling
Stockholder in the Custody Agreement are, and on the Closing Date will be, true and correct.

                  (g) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares, except for the lock-up arrangements described in the Prospectus.

                  9. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each of you, each other Underwriter and Zimmer and each person, if any, who controls any Underwriter or Zimmer within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with, in the case of any Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act of Section 20(a) of the Exchange Act, the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith or, in the case of Zimmer and each person, if any, who controls Zimmer within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the information furnished to the Company in writing by Zimmer expressly for use therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

                  (b) If any action, suit or proceeding shall be brought against any Underwriter, Zimmer or any person controlling any Underwriter or Zimmer (each, an "Indemnified Party") in respect of which indemnity may be sought against the Company, such Indemnified Party shall promptly notify the Company, and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Indemnified Party shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Indemnified Party and the Company and such Indemnified Party shall have been advised by its counsel that representation of such Indemnified Party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Indemnified Party). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Party not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                  (c) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless the Company and each Underwriter and each person, if any, who controls the Company or any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act to the same extent as the indemnity from the Company to each Underwriter and Zimmer set forth in Section 9(a) hereof, but only with respect to written information relating to such Selling Stockholder furnished by such Selling Stockholder to the Company expressly for use in the Registration Statement or the Prospectus. In case any action or claim shall be brought or asserted against the Company or any Underwriter or any such controlling person in respect of which indemnity may be sought against such Selling Stockholder pursuant to this paragraph (c), such Selling Stockholder shall have the rights and duties given to the Company, and the Company and each Underwriter and any such controlling person shall have the rights and duties given to the Indemnified Party under paragraph (b) above.

                  (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each Selling Stockholder and any person who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, any Selling Stockholder or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph
(d), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officer, any such Selling Stockholder and any such controlling person shall have the rights and duties given to the Indemnified Party by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

                  (e) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under paragraphs (a), (c) or (d) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company, and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company, the Selling Stockholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue or alleged untrue statement or omission.

                  (f) The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 9 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 9 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule II hereto (or such numbers of Firm Shares increased as set forth in Section 12 hereof) and not joint.

                  (g)   The   liability   of   any   Selling   Stockholder   for
indemnification or contribution under this Section 9 or for breach of a representation or warranty contained in Section 8 hereof shall not exceed an amount equal to the number of Shares sold by such Selling Stockholder hereunder multiplied by the purchase price per share set forth in Section 2 hereof.

                  (h) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                  (i) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers, the

Selling Stockholders or any person controlling the Company or any Selling Stockholder, (ii) acceptance of any Shares and payment therefor hereunder, and
(iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors or officers, the Selling Stockholders or any person controlling the Company or any Selling Stockholder, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

                  (j) The provisions of this Section 9 shall supersede the indemnification and contribution provisions in Section 11(h) of the Zimmer Warrant.

                  10. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

                  (a) If, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the registration statement or such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the registration statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the registration statement or the prospectus or otherwise) shall have been complied with to your satisfaction.

                  (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change in or affecting the condition (financial or other), business, properties, net worth or results of operations of the Company or the Subsidiaries not contemplated by the Prospectus, which in your opinion, as Representatives of the several Underwriters, would materially, adversely affect the marketing of the Shares on the terms and in the manner contemplated herein, or (ii) any event or development relating to or involving the Company or any of the Subsidiaries, or any officer or director of the Company or any of the Subsidiaries, or any Selling Stockholder which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel given in writing, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, as Representatives of the several Underwriters, materially, adversely affect marketing of the Shares on the terms and in the manner contemplated herein.

                  (c) You shall have received on the Closing Date an opinion of Steates Remmell Steates & Dziekan, counsel for the Company, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

                            (i)  Each of the  Company,  Aspen,  CONMED  Andover,
         Birtcher and NDM has been duly organized and is validly existing as a corporation in good standing under the laws of the States of New York, Colorado (with respect to Aspen) or California (with respect to Birtcher) with corporate power and authority to own, lease or operate its properties and conduct its business as described in the Registration Statement and Prospectus; each of the Company, Aspen, CONMED Andover, Birtcher and NDM is duly qualified to transact business and is in good standing in all jurisdictions in which the conduct of its business requires such qualification, except where the failure to qualify would not have a material adverse effect upon the business of the Company, Aspen, CONMED Andover, Birtcher and NDM, taken as a whole; and all the outstanding shares of capital stock of each of Aspen, CONMED Andover, Birtcher and NDM have been duly authorized and validly issued, are fully paid and nonassessable (by, in the case of a subsidiary that is a New York corporation, such Subsidiary), and are wholly owned by the Company directly, free and clear of any security interest, lien, adverse claim, equity or other encumbrance, except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto);

                            (ii) (A) The Company has authorized capital stock of the Company as of the date indicated in the Prospectus, as set forth in the Registration Statement and the Prospectus under the caption "Capitalization"; (B) the outstanding shares of the Common Stock, including the Shares to be sold by the Selling Stockholders, have been or will contemporaneously be validly issued and are fully paid and non-assessable; (C) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Prospectus under the caption "Description of Capital Stock"; (D) the certificates for the Shares as delivered to the Underwriters or as previously delivered to the Selling Stockholders, as the case may be, are in due and proper form; (E) the Shares, including the Option Shares, if any, to be sold by the Company pursuant to this Agreement will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and (F) no preemptive rights of, or rights of first refusal in favor of, shareholders exist with respect to any of the Shares or the issue and sale thereof pursuant to the charter or by-laws of the Company and, to such counsel's knowledge, there are no contractual preemptive rights or rights of first refusal or other similar rights which exist with respect to any of the Shares or the issue and sale thereof;

                            (iii) The statements under the captions, "Description of Capital Stock" and "Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries in all material respects of the information set forth therein;

                            (iv) The statutes, governmental regulations, agreements, contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects;

                            (v) Such counsel knows of no pending or threatened actions, suits, claims, proceedings or investigations before any court or governmental agency or body that, if successful, would have a material adverse effect on the Company and its subsidiaries considered as a whole, or would limit, revoke, cancel, suspend, or cause not to be renewed any existing license, certificate, registration, approval or permit from any state, federal, or regulatory authority that is material to the conduct of the business of the Company as presently conducted, except as set forth in the Prospectus;

                            (vi) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to be sold by it to the Underwriters as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company;

                            (vii) Except as set forth in the Prospectus, none of the Company, Aspen, CONMED Andover, Birtcher or NDM is in violation or breach of, or in default with respect to, any term of its articles of incorporation (or other charter document) or by-laws, or, to such counsel's knowledge, in violation or breach of, or in default with respect to, any provision of any contract, agreement, instrument, lease or license which violation, breach or default would have a material adverse effect upon the Company and its subsidiaries, considered as a whole;

                            (viii) The execution and delivery of this Agreement and the consummation of the transactions contemplated therein do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the charter or by-laws of the Company, Aspen, CONMED Andover, Birtcher or NDM, or, to such counsel's knowledge, any material franchise, license, authorization, approval, permit, judgment, decree, order, statute, rule or regulation (other than with respect to federal securities laws, the NASD or state securities or blue sky laws, as to which such counsel shall express no opinion) to which the Company may be subject, or any agreement, lease, contract, indenture or other instrument or obligation known to such counsel to which the Company, Aspen, CONMED Andover, Birtcher or NDM, is a party or by which the Company, Aspen, CONMED Andover, Birtcher or NDM, may be bound and will not result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries;

                            (ix) No  approval,  consent,  order,  authorization,
         designation, declaration or filing by or with any court, regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement by the Company and, to knowledge of such counsel, by Eugene R. Corasanti and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by state securities and Blue Sky laws, as to which such counsel shall express no opinion) except such as have been obtained or made, specifying the same;

                            (x) To the best knowledge of such counsel after reasonable inquiry, neither the Company nor any of the Subsidiaries is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to them, respectively, or of any decree of any court or governmental agency or body having jurisdiction over the Company, except where such violation would not have a material adverse effect on the Company and the Subsidiaries taken as a whole;

                            (xi) The Company and each Subsidiary has full corporate power and authority to own, lease and operate its properties and to conduct its respective business as now being conducted, and as described in the Prospectus, and has all permits, licenses, franchises, authorizations and clearances of governmental or regulatory authorities ("Permits") as are necessary under applicable law to own, lease and operate its properties and conduct its business as now being conducted, except where the failure to so possess any such Permits would not have a material adverse effect on the Company and the Subsidiaries taken as a whole;

                            (xii) Except as described in the Prospectus, such counsel does not know of any outstanding option, warrant or other right calling for the issuance of, and such counsel does not know of any commitment, plan or arrangement to issue, any share of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company (other than the amendment to the Company's stock option plan to be adopted at the 1996 Annual Meeting of Stockholders); and except as described in the Prospectus, such counsel does not know of any holder of any securities of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or permit them to underwrite the sale of, any of the Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement or otherwise, to require registration under the Act of any Common Shares or other securities of the Company; and

                            (xiii) Upon delivery of the Shares pursuant to this Agreement and payment therefor as contemplated herein the Underwriters (assuming that the Underwriters are purchasing the Shares for value in good faith and without notice of adverse claim within the meaning of the New York Uniform Commercial Code) will acquire good title to the Shares to be issued and sold by the Company free and clear of any lien, claim, security interest, or other encumbrance, restriction on transfer or other defect in title (other than any claim on or to the Shares that the Underwriters may have under this Agreement or that may attach to the Shares at the time of delivery and payment as a result of any
         contract,   agreement,  note,  bond,
         judgment or other restriction, instrument or obligation to which the several Underwriters may be a party or by which any of them or any of their properties or assets may be bound).

                  In rendering such opinion, Steates Remmell Steates & Dziekan may rely as to matters governed by laws other than the laws of the State of New York on local counsel in such jurisdictions, provided that in each case Steates Remmell Steates & Dziekan shall state that they believe that they and the Underwriters are justified in relying on such other counsel, they provide to counsel for the Underwriters copies of such opinions of counsel and that such local counsel is reasonably acceptable to the Underwriters. In rendering the foregoing opinions, such counsel may rely, as to certain questions of fact, upon certificates of responsible officers of the Company, of the Custodian, by or on behalf of the Selling Stockholders, and of governmental officials and upon opinions of counsel reasonably acceptable to counsel for the Underwriters. They may also state that they express no opinion with respect to the Commission, the NASD or state securities or blue sky laws, as to which such counsel need express no opinion.

                  (d) You shall have received on the Closing Date an opinion of Sullivan & Cromwell, special counsel for the Company, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

                            (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of New York;

                            (ii) The Shares have been duly authorized and validly issued and are fully paid and nonassessable;

                            (iii) This Agreement has been duly authorized, executed and delivered by the Company;

                            (iv) The Registration Statement has become effective under the Act; and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated;

                            (v) To the knowledge of such counsel, no authorization, approval or consent of any governmental agency or body is required in connection with the execution and delivery of this Agreement by the Company or the issuance of the Shares being sold by it except as is required under the Act and the rules and regulations of the Commission; and except as may be required by the NASD or as required by the state securities or blue sky laws of any jurisdictions (as to which they do not express an opinion); and

                            (vi) The Company is not an "investment company", as such term is defined in the Investment Company Act of 1940, as amended.

                  In addition, such counsel shall state that as special counsel to the Company they reviewed the Registration Statement and the Prospectus, participated in discussions with representatives of the Underwriters and those of the Company, the Selling Stockholders and the Company's accountants and counsel, and advised the Company as to requirements of the Act and applicable rules and regulations thereunder; on the basis of the information gained in the performance of such services considered in the light of their understanding of the applicable laws (including the requirements of Form S-3 and the character of the prospectus contemplated thereby) and the experience they have gained through their practice under the Act, they confirm to you that, in their opinion, the Registration Statement, as of its effective date, and the Prospectus, as of the date of the Prospectus, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and that nothing that came to their attention in the course of such review has caused them to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus, contained any untrue statement of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; also, such counsel shall also state that they do not know of any documents that are required to be filed as exhibits to the Registration Statement and are not so filed or of any documents that are required to be summarized in the Prospectus and are not so summarized.

                  In making such statements and opinions such counsel may state that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration
Statement and Prospectus except for those made in the Prospectus under the caption "Description of Capital Stock" insofar as it relates to provisions of documents therein described; and that they do not express any opinion or belief as to the financial statements or other financial or statistical data contained in the Registration Statement or the Prospectus; and that their letter is furnished as special counsel for the Company to the Representatives and is solely for the benefit of the several Underwriters.

                  In rendering the foregoing opinions, such counsel may rely, as to questions of fact, upon certificates of responsible officers of the Company, of the Custodian, by or on behalf of the Selling Stockholders, and of governmental officials, and upon opinions of counsel reasonably acceptable to counsel for the Underwriters.

                            (e) You shall have received on the Closing Date an opinion of Joseph J. Corasanti, Vice President-Legal Affairs and General Counsel of the Company, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

                            (i) To the best knowledge of such counsel after reasonable inquiry, the Company owns or has obtained licenses for all Intellectual Property described in the Prospectus as being owned or licensed to the Company, except to the extent that the failure to own any such Intellectual Property or obtain any such license would not have a Material Adverse Effect;

                            (ii) To the best knowledge of such counsel after reasonable inquiry, (A) such counsel is not aware of any infringement by third parties of any Intellectual Property described in the Prospectus as Intellectual Property owned or licensed by the Company;
         (B) such counsel is not aware of any pending or threatened action, suit, proceeding or claim by others challenging the Company's rights in or to such Intellectual Property, and such counsel is not aware of any facts which would form a reasonable basis for any such claim; (C) such counsel is not aware of any pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of such Intellectual Property, and such counsel is not aware of any facts which would form a reasonable basis for any such claim; (D) such counsel is not aware of any pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and such counsel is not aware of any facts which would form a reasonable basis for any such claim; and (E) with respect to the patents and patent applications of the Intellectual Property, the Company has not received notice by the U.S. Patent and Trademark Office of any interference proceeding, except in each case as would not have a Material Adverse Effect.

                  (f) You shall have received on the Closing Date an opinion of Steates Remmell Steates & Dziekan, counsel for Eugene R. Corasanti, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

                            (i) Such Selling Stockholder has full legal right, power and authority, and has obtained any approval required by law (other than as required by the NASD or state securities or Blue Sky laws as to which such counsel shall express no opinion), to enter into this Agreement and the Custody Agreement and to sell, assign, transfer and deliver the portion of the Shares to be sold by such Selling Stockholder (subject to the provisions of the applicable stock option agreement);

                            (ii) This Agreement and the Custody Agreement have each been duly executed and delivered by or on behalf of such Selling Stockholder;

                            (iii) The Underwriters (assuming that they are bona fide purchasers within the meaning of the Uniform Commercial Code) will acquire good and marketable title to the Shares being sold by such Selling Stockholder, free and clear, of all adverse claims, liens, encumbrances, security interests, restrictions on transfer or other defects in title (subject to the provisions of the applicable stock option agreement and other than any claim on or to the Shares the Underwriters may have under this Agreement or that may attach to the Shares at the time of delivery and payment as a result of any contract, agreement, note, bond, judgment or other restriction, instrument or obligation to which the several Underwriters may be a party or by which any of them or any of their properties or assets may be bound).

                  In rendering such opinion, such counsel may rely as to matters governed by laws other than the laws of the State of New York on local counsel in such jurisdictions, provided that in each case such counsel shall state that they believe that they and the Underwriters are justified in relying on such other counsel, they provide to counsel for the Underwriters copies of such opinions of counsel and that such local counsel is reasonably acceptable to the Underwriters. In rendering the foregoing opinions, such counsel may rely, as to questions of fact, upon certificates of responsible officers of the Company, of the Custodian, by or on behalf of the Selling Stockholders and of governmental officials and upon opinions of counsel reasonably acceptable to counsel for the Underwriters. They may also state that they express no opinion with respect to the Commission, the NASD or state securities or blue sky laws, as to which such counsel need express no opinion.

                  (g) You shall have received on the Closing Date, an opinion of Alice C. Brennan, Esq., counsel for Zimmer, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

                            (i) Zimmer has full legal right, power and authority, and has obtained any approval required by law (other than as required by the NASD or state securities or Blue Sky laws as to which such counsel shall express no opinion), to enter into this Agreement and to sell, assign, transfer and deliver the portion of the Shares to be sold by Zimmer (subject to the provisions of the Zimmer Warrant);

                            (ii) This Agreement has been duly executed and delivered by or on behalf of Zimmer;

                            (iii) The execution and delivery of this Agreement by Zimmer and the consummation of the transactions contemplated hereby will not conflict with, violate, result in a breach of any of the terms or provisions of, or constitute a default under, the charter and by-laws of Zimmer; and

                            (iv) The Underwriters (assuming that they are bona fide purchasers within the meaning of the Uniform Commercial Code) will acquire good and marketable title to the Shares being sold by Zimmer, free and clear, of all adverse claims, liens, encumbrances, security interests, restrictions or transfer or other defects in title (subject to the provisions of the Zimmer Warrant and other than any claim on or to the Shares the Underwriters may have under this Agreement or that may attach to the Shares at the time of delivery and payment as a result of any contract, agreement, note, bond, judgment or other restriction, instrument or obligation to which the several Underwriters may be a party or by which any of them or any of their properties or assets may be bound).

                  In rendering such opinion, such counsel may rely as to matters governed by laws other than the laws of the State of New York on local counsel in such jurisdictions, provided that in each case such counsel shall state that they believe that they and the Underwriters are justified in relying on such other counsel, they provide to counsel for the Underwriters copies of such opinions of counsel and that such local counsel is reasonably acceptable to the Underwriters. In rendering the foregoing opinions, such counsel may rely, as to questions of fact, upon certificates of responsible officers of the Company and the Selling Stockholders and of governmental officials and upon opinions of counsel reasonably acceptable to counsel for the Underwriters. Such counsel may also state that she expresses no opinion with respect to the Commission, the NASD or state securities or blue sky laws, as to which such counsel need express no opinion.

                  (h) You shall have received on the Closing Date an opinion of Dewey Ballantine, counsel for the Underwriters, dated the Closing Date and addressed to you with respect to the matters referred to in subclause (E) of clause (ii) and clause (vi) of the foregoing paragraph (c) and clause (iv) and the paragraph immediately following clause (vi) of the foregoing paragraph (d) and such other related matters as you may request.

                  (i) You shall have received letters addressed to you, as Representatives of the several Underwriters, and dated the date hereof and the Closing Date from Price Waterhouse LLP, Arthur Andersen LLP, Ernst & Young LLP and Mansperger, Patterson & McMullin, CPA's, independent certified public accountants, substantially in the forms heretofore approved by you.

                  (j) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be set forth or contemplated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole; (iv) the Company shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in or contemplated by the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 10(j) and in Section 10(k) hereof.

                  (k) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

                  (l) All the representations and warranties of the Selling Stockholders contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate or certificates, dated the Closing Date and signed by or on behalf of the Selling Stockholders to the effect set forth in this
Section 10(l) and in Section 10(m) hereof.

                  (m) The Selling Stockholders shall not have failed at or prior to the Closing Date to have performed or complied with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date.

                  (n) The Shares shall have been approved for listing, subject to notice of issuance, on the Nasdaq National Market.

                  (o) The Sellers shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

                  All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

                  Any certificate or document signed by any officer of the Company or any Attorney-in-Fact or any Selling Stockholder and delivered to you in connection with the offering closings referred to in Section 4 of this Agreement or to counsel for the Underwriters, shall be deemed a representation or warranty by the Company, the Selling Stockholders or the particular Selling Stockholder, as the case may be, to each Underwriter as to the statements made therein.

                  The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 10, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (e) and (h) through
(j) shall be dated the Option Closing Date in question and the opinions called for by paragraphs (c) through (e) and (h) shall be revised to reflect the sale of Additional Shares.

                  11. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each Prepricing Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Prepricing Prospectus, the Prospectus, the Incorporated Documents and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vi) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and [(vii) the transportation and other expenses incurred by or on behalf of the Company's representatives in connection with presentations to prospective purchasers of the Shares; and (viii)] the performance by the Company of its other obligations under this Agreement.

                  12. Effective Date of Agreement. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or
(ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you and the Selling Stockholders, or by you, as Representatives of the several Underwriters, by notifying the Company and the Selling Stockholders.

                  If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares sets forth opposite its name in Schedule II hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Harris Upham & Co. Incorporated (predecessor of Smith Barney Inc.), to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed, but failed or refused, to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares and arrangements satisfactory to you and the Company for the purchase of such Firm Shares by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed on Schedule II hereto who, with your approval and the approval of the Company, purchases Firm Shares which a defaulting Underwriter, agreed, but failed or refused, to purchase.

                  Any notice under this Section 12 may be made by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

                  13. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company or any Selling Stockholder, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination shall be promptly given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

                  14. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page, the stabilization legend on page two and the statements in the first and third paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 7(b) and 9 hereof.

                  15. Miscellaneous. Except as otherwise provided in Sections 5, 12 and 13 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company or Eugene R. Corasanti, at the office of the Company at 310 Broad Street, Utica, New York 13501, Attention: Eugene R. Corasanti, Chairman of the Board and President, with a copy to each of Steates Remmell Steates & Dziekan, 4 Oxford Crossing, Suite 104, New Hartford, NY 13413, Attention: Robert E. Remmell, Esq. and Sullivan & Cromwell, 125 Broad Street, New York, NY 10004, Attention Robert B. Hiden, Esq.; or (ii) if to Zimmer, c/o Bristol-Myers Squibb Company, 345 Park Avenue, New York, New York 10154, Attention: Alice C. Brennan, Esq., with a copy to Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York 10004, Attention: Michael F. Cusick, Esq.; or (iii) if to you, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Corporate Finance Division, with a copy to Dewey Ballantine, 1301 Avenue of the Americas, New York, NY 10019, Attention: Frederick W. Kanner, Esq.

                  This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, the Selling Stockholders and the other controlling persons referred to in Section 9 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

                  16. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

                  Please  confirm that the  foregoing  correctly  sets forth the
agreement  among  the  Company,   the  Selling   Stockholders  and  the  several
Underwriters.


                                           Very truly yours,

                                           CONMED CORPORATION






                                       By:
                                          Eugene R. Corasanti
                                          Chairman of the Board and President



                                          ZIMMER, INC.




                                      By:


                                          EUGENE R. CORASANTI



                                      By:




Confirmed as of the date first above mentioned.


SMITH BARNEY INC.
NEEDHAM & COMPANY, INC.
UBS SECURITIES LLC
   As Representatives of the
     Several Underwriters


   By SMITH BARNEY INC.



       By:
             Managing Director

                                   SCHEDULE I


                               CONMED CORPORATION


                                                      Number of
Selling Stockholders                                 Firm Shares

Eugene R. Corasanti....................................150,000

Zimmer, Inc............................................
                                                       --------
    Total..............................................
                                                       ========

                                   SCHEDULE II


                               CONMED CORPORATION



                                                                    Number of
Underwriter                                                        Firm Shares

Smith Barney Inc..............................................

Needham & Company, Inc........................................

UBS Securities LLC............................................

                                                                     ---------



    Total.....................................................
                                                                     =========